                                                                    EXHIBIT 10.8


                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT dated as of February 2, 1996, is made between New England Business Service, Inc., a Delaware corporation (the "Company"), and Robert J. Murray of Cohasset, Massachusetts (the "Grantee"), an employee of the Company.

     WHEREAS, the Grantee is the Chairman, President and Chief Executive Officer of the Company; and

     WHEREAS, in order to provide a performance incentive to the Grantee and to encourage stock ownership in the Company by the Grantee, the Board of Directors of the Company (the "Board") desires to grant to the Grantee an option to purchase 250,000 shares of the Company's Common Stock, par value $1.00 per share (the "Stock"), subject to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1.  Grant of Option.  The Company hereby grants to the Grantee an option
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(the "Option") to purchase 250,000 shares of Stock (the "Optioned Shares") at a price of $18.25 per share in accordance with and subject to all the terms and conditions hereinafter set forth.

     2.  Term and Exercise of Option.  Except as otherwise provided in this
         ---------------------------
Agreement, the Option shall terminate at the close of business on February 2, 2006, and may be exercised only by the Grantee or, to the extent provided in
Section 3(c) hereof, by his legal representative.

     While the Option is effective and the Grantee continues to be employed, the Optioned Shares shall become available for purchase by the Grantee in minimum installments of ten (10) shares unless the issue of a lesser number is enough to exhaust the Option. The Grantee's right to purchase shares pursuant to the Option shall vest according to the following schedule:

                                           Price if
Date                Number of Shares   Exercised In Full
-----------------   ----------------   -----------------
February 2, 1996         62,500             $1,140,625
February 2, 1997         62,500              1,140,625
February 2, 1998         62,500              1,140,625
February 2, 1999         62,500              1,140,625

     Provided that, subject to the provisions of Section 6 hereof, the right to purchase all of the remaining shares purchasable hereunder shall vest and become exercisable immediately upon the occurrence of the Change in Control (as defined in Section 6 hereof).

     Unpurchased portions of available installments may be accumulated and subsequently purchased by the Grantee prior to the expiration of the Option.

     3.  Terms and Conditions of Exercise of Option.  Each exercise and purchase
         ------------------------------------------
of Optioned Shares shall be subject to the following terms and conditions:

     (a) The Grantee shall have remained in the continuous employ of the Company from the date of the Option grant until the date of exercise (or in the circumstances specified in Section 3(b) hereof, until a date not more than three months prior to the date of exercise).

     (b) If the Grantee retires prior to the expiration of the Option, then he shall be entitled, within three months after the date of his retirement or prior to the expiration date of the Option, whichever is earlier, to exercise the Option to the extent that the Grantee would have been entitled to exercise the Option immediately prior to his retirement.

     (c) If the Grantee dies, then his legal representative or the person or persons to whom his rights under this Agreement shall pass by will or by the applicable law of descent and distribution shall be entitled, within twelve months after the date of his death or prior to the expiration date of the Option, whichever is earlier, to exercise the Option to the extent that the Grantee would have been entitled to exercise the Option on the date of his death.

     (d) The Grantee shall exercise the Option by giving written notice of such exercise to the Chief Financial Officer of the Company at the Company's principal place of business, accompanied by the full purchase price of the Optioned Shares so being purchased, together with any tax or excise, if any, due in respect of the issue thereof, in cash, by certified or bank check, or by the surrendering of shares of the Company's Stock (which shall be valued at its Fair Market Value (as defined below) on the date of surrender). Such notice shall be effective when received by the Chief Financial Officer. For purposes of this subsection (d), the term "Fair Market Value" shall mean the last sales price per share of the Stock as reported on the New York Stock Exchange-Composite Transactions Reporting System on or prior to the date as to which such valuation is to made.

     (e) The stated price and number of Optioned Shares purchasable hereunder are subject to adjustment as provided in Section 7 hereof.

     (f) The Option is not intended to qualify as an "incentive stock option," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. No Optioned Shares shall be delivered pursuant to this Agreement unless arrangements satisfactory to the Chief Financial Officer have been made for any required federal or state tax or other withholdings.

     4.  Option Non-Transferable.  The Option may not be transferred or assigned
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by the Grantee or by operation of law other than by will or by the laws of descent and distribution. It may be exercised during the lifetime of the Grantee only by him.

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

     5.  Right to Terminate.  Nothing contained in this Agreement shall restrict
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the right of the Company to terminate the employment of the Grantee at any time.

     6.  Change in Control.  For purposes of this Agreement, a "Change in
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Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of the Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege);
(B) any acquisition by the Company or by any corporation controlled by the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a consolidation or merger, if, following such consolidation or merger, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 6 are satisfied; or

     (b) Individuals who, as of date hereof, constitute the Board (the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote or resolution of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Adoption by the Board of a resolution approving an agreement of consolidation of the Company with or merger of the Company into another corporation or business entity in each case, unless, following such consolidation or merger, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and the Outstanding Company Voting Securities immediately prior to such consolidation or merger in substantially the same proportions as their ownership, immediately prior to such consolidation or merger, of the Stock and/or

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

Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation or other business entity resulting from such consolidation or merger and any Person beneficially owning, immediately prior to such consolidation or merger, directly or indirectly, 35% or more of the Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger or the combined voting power of the then outstanding voting securities of such corporation or business entity entitled to vote generally in the election of its directors (or other persons having the general power to direct the affairs of such entity) and (iii) at least a majority of the members of the board of directors (or other group or persons having the general power to direct the affairs of the corporation or other business entity) resulting from such consolidation or merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such consolidation or merger; provided that any right to purchase shares of Stock which shall vest by reason of the action of the Board pursuant to this subsection (c) shall be divested, with respect to any shares not already purchased by the Grantee or his personal representative, upon (A) the rejection of such agreement of consolidation or merger by the stockholders of the Company or (B) its abandonment by either party thereto in accordance with its terms; or

     (d) Adoption by the requisite majority of the whole Board, or by the holders of such majority of stock of the Company as is required by law or by the Certificate of Incorporation or By-Laws of the Company as then in effect, of a resolution or consent authorizing (i) the dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other business entity with respect to which, following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the outstanding voting securities of such corporation or other entity entitled to vote generally in the election of its directors (or other persons having the general power to direct its affairs) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Stock and/or Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation or other business entity and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the then outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct its affairs) and (C) at least a majority of the members of the board of directors (or other group of persons having the general power to direct the affairs of such corporation or other entity) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; provided that any right to purchase shares of Stock which shall vest by reason of the action of the Board or the stockholders pursuant to this subsection (d) shall be divested, with respect to any shares not already purchased by the Grantee or his personal representative, upon the abandonment by the Company of such dissolution, or such sale or other disposition of assets, as the case may be.

     7.  Adjustment of Optioned Shares; Reorganization.
         ---------------------------------------------

     (a) If the Company shall combine or split the Stock or shall declare thereon any dividend payable in shares of the Stock, or shall reclassify or take any other action of a similar nature affecting the Stock, then the number and class of shares which may thereafter be purchased upon exercise of the Option and the option price per share shall be adjusted to such extent as may be determined by the Board, upon recommendation of the Stock Option Committee, to be necessary to maintain unimpaired and unenlarged the rights of the Grantee, and any such determination shall be conclusive and binding upon the Grantee. After any such adjustment, the term "Stock" shall mean the Stock as so adjusted.

     (b) In case of any one or more reclassifications, changes, or exchanges of outstanding shares of the Company's Stock (other than as provided in subsection
(a) above), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with another corporation, a majority of the voting stock of which is owned by the Company, in which the Company is the continuing corporation and which do not result in any reclassification, change or exchange of outstanding shares of the Company's Stock), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety (any and all of which are hereinafter in this Section called "Reorganizations"), the Grantee shall have the right, upon any subsequent exercise of the Option, to acquire the same kind and amount of securities and property which he would then hold if he had exercised the Option immediately before the first of such Reorganizations and continued to hold all securities and property which came to him as a result of that and subsequent Reorganizations, less all securities and property surrendered or cancelled pursuant to any of same (the rights provided by Section 7(a) and (b) being continuing and cumulative) except that, notwithstanding any provision of
Section 3(b) or (c) hereof to the contrary, the Board may decide to terminate the Option at the time of such Reorganization. If the Board so decides, it shall give not less than thirty (30) days' notice to the Grantee that the period in which the Option may be exercised will terminate at the time of such Reorganization. Such notice shall be effective when mailed to the Grantee by certified or registered mail addressed to him at his address of record or when delivered in hand to the Grantee. Following such notice, where neither of the events referred to in Section 3(b) or (c) hereof has occurred, the Option may be exercised, in whole in or part, and where one of the events referred to in
Section 3(b) or (c) hereof has occurred, the Option may be exercised, but only to the extent therein permitted, and only at any time prior to such Reorganization. A liquidation shall be deemed a Reorganization for the foregoing purposes.

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

     8.  Restrictions on Transfer.  The shares of Stock issued on exercise of
         ------------------------
the Option shall be subject to any restrictions on transfer then in effect pursuant to the Certificate of Incorporation or By-Laws of the Company and to any other restrictions or provisions set forth herein or in any other contract or agreement binding on the Grantee. The Grantee will not sell or otherwise dispose of any of the shares of Stock issued on exercise of the Option except in compliance with all applicable state and federal securities laws and regulations.

     9.  Stockholder Rights.  No person shall have any rights as a stockholder
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with respect to any shares of Stock subject to the Option until he shall been issued a stock certificate for such shares.

     10.  General.  This Agreement constitutes the entire agreement between the
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parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings, written or oral, concerning the subject matter hereof. This Agreement may be amended, modified or revoked only by written instrument executed by both parties hereto. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof, and no waiver of a provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion. This Agreement is personal to and shall not be assignable by the Grantee, but shall inure to the benefit of the respective parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to agreements under seal made and to be performed within the Commonwealth. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                          NEW ENGLAND BUSINESS SERVICE, INC.

                          By:    /s/ John F. Fairbanks
                             -------------------------------

                          Name:  John F. Fairbanks

                          Title: Treasurer




                                 /s/ Robert J. Murray
                             -------------------------------

                                 Robert J. Murray

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